UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, Commerce Energy Group, Inc. (the “Company”) entered into an Employment Offer Letter Agreement with Mr. Tom Ulry pursuant to which Mr. Ulry shall serve as the Company’s Senior Vice President, Operations. Under the terms of Mr. Ulry’s Employment Offer Letter, he will receive an annual base salary of $190,000, subject to adjustment based upon the results of a the independent compensation review undertaken by the Company’s Compensation Committee, and be entitled to annual discretionary bonus as determined by the Compensation Committee. Mr. Ulry will also be granted an option to purchase 100,000 shares of the Company’s common stock with an exercise price of $3.50 per share, vesting over four years and subject to the terms of the Commonwealth Energy Corporation 1999 Equity Incentive Plan. Mr. Ulry will also be entitled to a one-time relocation bonus in the amount of $100,000, reimbursement of actual relocation expenses not to exceed $40,000, and other compensation as set forth in the Employment Offer Letter, which is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Offer Letter for Tom Ulry dated February 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: March 7, 2005	By:	/s/ RICHARD L. BOUGHRUM
		Name:	Richard L. Boughrum
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Offer Letter for Tom Ulry dated February 28, 2005.